UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 15, 2010

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2010, Nautilus, Inc. (the “Company”) and Hy Cite Corporation (“Hy Cite”) entered into a Hy Cite Merchant Agreement (the “Merchant Agreement”). The Merchant Agreement provides for the terms under which Hy Cite will offer credit to certain qualified consumers to purchase the Company’s products (“Hy Cite Financing”). The Company intends to offer Hy Cite Financing to certain customers whose credit applications have been declined by GE Money Bank (“GE”) pursuant to the Private Label Consumer Credit Card Program Agreement, dated June 16, 2010, between the Company and GE.

The Merchant Agreement sets forth certain consumer pricing terms and fees applicable to the Company and its customers in connection with the provision of Hy Cite Financing. Under the Merchant Agreement, Hy Cite retains the credit risk associated with customer nonpayment of Hy Cite Financing, other than possible charge-backs of credit permitted in certain limited situations, such as fraud. The Merchant Agreement has an initial term of one year, subject to automatic renewal for successive one year periods, until terminated by either party. The Merchant Agreement may be terminated by either party for any reason upon not less than 30 days prior written notice.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

December 20, 2010	By:	/S/ KENNETH L. FISH
(Date)		Kenneth L. Fish
Chief Financial Officer

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